PARTICIPATION AGREEMENT 116 AMENDMENT NO. 1

           THIS PARTICIPATION AGREEMENT 116 AMENDMENT NO. 1 ("Amendment"), dated as of May 20, 1996, is among (a) CONTINENTAL AIRLINES, INC., a Delaware corporation ("Lessee"), (b) GAUCHO-2 INC., a Delaware corporation, in its capacity as owner participant ("Owner Participant"), (c) WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement, in its capacity as loan participant (the "Loan Participant"), (d) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (in its capacity as Owner Trustee, "Owner Trustee" or "Lessor," and in its individual capacity, "First Security") and (e) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly provided herein, but solely as Loan Trustee (in its capacity as Loan Trustee, "Loan Trustee" and in its individual capacity, "WTC") (Lessee, Owner Participant, Loan Participant, Owner Trustee and Loan Trustee collectively referred to herein as the "Transaction Participants").

                             RECITALS

           (A) Certain of the Transaction Participants are parties to that certain Participation Agreement 116, dated as of March 15, 1996, relating to that certain Boeing 757-224 aircraft
(the "Participation Agreement").

           (B) The parties wish to amend the Participation
Agreement as set forth below in connection with the Refinancing
Transaction (as defined in Annex A attached hereto) .

           NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                            AGREEMENT

           A. DEFINITIONS. Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A to the Participation
Agreement, as amended hereby.

           B. PARTICIPATION AGREEMENT AMENDMENTS. The parties agree that, effective as of the date hereof, the Participation
Agreement is hereby amended as follows:

           1.   Amendment to Annex A (Definitions).

                Annex A to the Participation Agreement is hereby replaced in its entirety by the revised Annex A attached to


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      this Amendment as Annex A.

           2.   Amendments to Representations, Warranties and
Covenants.

                (a) Section 7.1.3 of the Participation Agreement (Lessee's Representations and Warranties -- No Violation) is hereby amended by deleting it in its entirety and substituting the following new Section 7.1.3 in lieu thereof:

                     The execution and delivery by Lessee of the
                Lessee Operative Agreements, the performance by Lessee of its obligations thereunder and the consummation by Lessee on the Delivery Date of the transactions contemplated thereby, do not and will not (a) violate or contravene any provision of the Certificate of Incorporation or By-Laws of Lessee, (b) violate or contravene any Law applicable to or binding on Lessee (it being understood that this representation is not made with respect to any Law to the extent that such Law relates to any Plan), or (c) violate, contravene or constitute any default under, or result in the creation of any Lien (other than as permitted under the Lease) upon any property of Lessee or any of its subsidiaries under, any material indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Lessee is a party or by which Lessee or any of its properties is or may be bound or affected.

                (b) Section 7.1.13 of the Participation Agreement (Lessee's Representations and Warranties -- Compliance with
      Laws) is hereby amended by deleting it in its entirety and substituting the following new Section 7.1.13 in lieu thereof:

                     (a) Lessee is not in default under, or in
                violation of, any Law applicable to Lessee or to which Lessee is subject, the violation of which would give rise to a Material Adverse Change to Lessee.

                     (b)  Without limiting the generality of
                Section 7.1.13(a):

                          (i)  Lessee is a Citizen of the United
                     States and a U.S. Air Carrier,

                          (ii) Lessee holds all licenses, permits
                     and franchises from the appropriate
                     Government Entities necessary to authorize
                     Lessee to lawfully engage in air

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                     transportation and to carry on scheduled
                     commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change to Lessee; and

                          (iii)     Lessee is not an "investment
                     company" or a company controlled by an
                     "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                (c) Section 7.1.14 of the Participation Agreement (Lessee's Representations and Warranties --Securities Laws) is hereby amended by inserting the characters "(a)" before the words "Neither Lessee nor any person authorized to act on its behalf" at the beginning of such Section and by adding at the end of such Section the following new paragraph:

                     (b) As of May 20, 1996, neither Lessee nor
                any person authorized to act on its behalf (it being deemed for purposes of this representation that the initial purchasers under that certain purchase agreement dated as of May 9, 1996 among Continental, Morgan Stanley & Co. Incorporated, CS First Boston Corporation and Fieldstone FPCG Services, L.P. are not acting on Lessee's behalf) has directly or indirectly offered any beneficial interest or Security relating to any of the Equipment Notes or Pass Through Certificates for sale to, or solicited any offer to acquire any such interest or Security from, or has sold any such interest or Security to, any person in violation of the Securities Act or applicable state securities Laws.

                (d) Section 7.2.3 of the Participation Agreement (Owner Participant's Representations and Warranties -- No Violation) is hereby amended by deleting it in its entirety and substituting the following new Section 7.2.3 in lieu thereof:

                     The execution and delivery by Owner
                Participant of the Owner Participant Agreements, the performance by Owner Participant of its obligations thereunder and the consummation by Owner Participant on the Delivery Date of the transactions contemplated thereby, do not and will not (a) violate or contravene any provision of the Certificate of Incorporation or By-Laws of Owner Participant, (b) violate or contravene any Law applicable to or binding on Owner Participant (it being understood that this representation is not

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                made with respect to any Law to the extent that
                such Law relates to any Plan), or (c) violate, contravene or constitute any default under, or result in the creation of any Lien (other than as provided for or otherwise permitted in the Operative Agreements) upon the Trust Estate under, any material indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Owner Participant is a party or by which Owner Participant or any of its properties is or may be bound or affected.

                (e) Section 7.4.2 of the Participation Agreement
      (Loan Participant's Representations and Warranties
      --Investment by Loan Participant) is hereby amended by deleting it in its entirety and substituting the following new Section 7.4.2 in lieu thereof:

                     The Equipment Notes to be acquired by it are
                being acquired by it for its own account, for investment and not with a view to any resale or distribution thereof, except for the offer and sale of the Pass Through Certificates and except that, subject to the restrictions on transfer set forth in Sections 8.5.3 and 12.1.3 (which are subject to Section 21), the disposition by it of its Equipment Notes shall at all times be within its control. Neither it nor any person it has authorized to act on its behalf has directly or indirectly offered any interest in and to the Equipment Notes for sale to, or solicited any offer to acquire any of the same from, any person in violation of applicable Laws.

                (f) Sections 7.4.3 and 7.4.4 of the Participation
      Agreement (Loan Participant's Representations and
      Warranties -- ERISA and --Broker's Fees) are hereby amended by deleting such Sections in their entirety and shall be deemed "Intentionally Omitted."

                (g) Section 8.5.2 of the Participation Agreement
      (Covenants of Note Holders -- Withholding Taxes) is hereby amended by deleting it in its entirety and substituting the following new Section 8.5.2 therefor:

                     Such Note Holder (if it is a Non-U.S.
                Person) agrees to indemnify (on an after-Tax basis) and hold harmless Lessee, Owner Participant and Loan Trustee against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the inaccuracy or invalidity of any certificate or form provided by such Note Holder to Loan Trustee in connection with such withholding taxes. Any amount payable hereunder shall be

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                paid within 30 days after receipt by a Note
                Holder of a written demand therefor.

                (h) Section 8.5.3 of the Participation Agreement (Covenants of Note Holders -- Transfer; Compliance) is hereby amended by deleting Section 8.5.3(b) and the first three paragraphs of Section 8.5.3(c) in their entirety and substituting the following new Section 8.5.3(b) and the following new first three paragraphs of Section 8.5.3(c), respectively, in lieu thereof:

                     (b) Subject to Section 21, each Loan
                Participant and each Note Holder (including the Pass Through Trustee, as beneficial owner of the Equipment Notes, and the Subordination Agent, as record owner of the Equipment Notes) covenants and agrees that it shall not sell, assign, convey, exchange or otherwise transfer any Equipment Note or any interest in, or represented by, any Equipment Note unless the proposed transferee thereof first provides Lessee and Owner Participant with both of the following:

                          (i) a written representation that
                     either (a) no portion of the funds it uses to purchase, acquire and hold such Equipment Note or interest directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations or court decisions thereunder to constitute, the assets of any Plan, or (b) the transfer, and subsequent holding, of such Equipment Note or interest shall not involve or give rise to a transaction that constitutes a prohibited transaction within the meaning of
                     Section 406 of ERISA or Section 4975(c)(1) of the Code involving Lessee, Owner Participant, Pass Through Trustee, the Subordination Agent or the proposed transferee (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued thereunder) and so long as Gaucho-2 Inc. or any Affiliate thereof is Owner Participant, a written representation that such proposed transferee is not an Affiliate of Aetna Life Insurance Company; and

                          (ii) a written covenant that it will
                     not transfer any Equipment Note or any
                     interest in, or represented by, any
                     Equipment Note unless the subsequent
                     transferee also makes the representation described in clause (i) above and agrees

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                     to comply with this clause (ii).

                     (c) Subject to Section 21, promptly after
                discovery by any Note Holder that its source of funding for its Equipment Note has resulted in, or will result in, a prohibited transaction within the meaning of Section 406 of ERISA or
                Section 4975(c)(1) of the Code, (i) such Note Holder shall promptly and diligently use all good faith reasonable efforts to fund such Equipment
                Note in a manner that would correct such prohibited transaction and (ii) during the Term, so long as such prohibited transaction has not been corrected pursuant to clause (i) above or otherwise, upon notice (which notice shall specifically refer to this Section 8.5.3(c)(ii)) from either Lessee or Owner Participant to such Note Holder, the following actions will be taken:

                          (A) a Person (which may be Lessee),
                     designated by Lessee with the consent of Owner Participant (which consent shall not be unreasonably withheld or delayed) in such notice of Lessee, or within ten days of any such notice of Owner Participant (which Person confirms in writing to such Note Holder and Owner Participant that it will comply with the obligations of the remarketing agent under this Section 8.5.3(c)(ii)) (such Person being referred to herein as the "remarketing agent"), will use reasonable efforts promptly, and in any event within 65 days following such notice from Lessee or Owner Participant to the remarketing agent, to identify to Lessee potential purchasers that are not Affiliates of Lessee for such Equipment Note that are willing to purchase such Equipment Note pursuant to this Section 8.5.3(c)(ii) and would be willing to pay a commercially reasonable cash purchase price therefor, taking into account, among other things, prevailing interest rates, the security for the Equipment Notes under the Trust Indenture and the market prices of comparable securities;

                          (B) within 70 days following such
                     notice from Lessee or Owner Participant to the remarketing agent, Lessee shall designate a purchaser (which shall not be an Affiliate of Lessee) to the Note Holder and the remarketing agent that is willing to pay a commercially reasonable cash purchase price

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                     for such Equipment Note, failing which the
                     remarketing agent shall within two Business
                     Days identify to Lessee and such Note Holder the potential purchaser willing to pay the highest cash purchase price and such potential purchaser shall be deemed to be the designated purchaser;


                (i) Section 8.5.3(c) of the Participation
      Agreement (Covenants of Note Holders -- Transfer;
      Compliance) is hereby further amended by deleting the first two paragraphs following paragraph (E) thereof in their entirety.

                (j) Section 8.5.4 of the Participation Agreement
      (Covenants of Note Holders --Update of Listings) is hereby amended by deleting it in its entirety and shall be deemed
      "Intentionally Omitted."

           3.   Amendment to Provisions Regarding Revocation of
Trust Agreement.

                The first sentence of Section 8.2.2(b) of the Participation Agreement is hereby amended by deleting it in its entirety and substituting the following new sentence in lieu thereof:

                     Notwithstanding Section 8.2.2(a), Owner
                Participant may at any time remove Owner Trustee pursuant to Section 9.1 of the Trust Agreement; provided, however, that so long as any Pass Through Certificates are outstanding, the Owner Participant shall (i) give prior written notice of any such proposed removal to the nationally recognized rating agencies which have been requested by Lessee to rate, and are then rating, the Pass Through Certificates, and (ii) obtain written confirmation from such rating agencies prior to effecting any such proposed removal to the effect that such removal will not result in a withdrawal or downgrading of the ratings of the Pass Through Certificates.

           4.   Amendment to Agreements Provisions.

                Section 8.7 of the Participation Agreement is hereby amended by adding the following new Section 8.7.17 immediately after Section 8.7.16 of the Participation
      Agreement:

                     With respect to any amounts paid by Lessee
                as Supplemental Rent in excess of amounts owed by Lessee as Supplemental Rent, the Owner Trustee agrees to forward promptly to Lessee such excess

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                (if and to the extent such excess has been
                distributed to and received by the Owner Trustee) after Final Distributions (as such term is defined in the Intercreditor Agreement) have been made on all classes of the Pass Through Certificates and all other amounts due under the Intercreditor Agreement have been paid and all amounts due and payable by Lessee to the Owner Trustee or to the Owner Participant or both under the Operative Agreements have been paid in full.

           5.   Deletion of Optimization of Amortization Schedule
Provision.

                Section 9 of the Participation Agreement is hereby deleted in its entirety and shall be deemed "Intentionally
      Omitted."

           6.   Amendments to General Indemnity Provisions.

                (a) Section 10.1.1(a) of the Participation
      Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 10.1.1(a) in lieu thereof:

                     The Operative Agreements, any Permitted
                Sublease, the Refinancing Agreement, the
                Refunding Agreements, the Note Purchase
                Agreement, the Pass Through Trust Agreements, the Intercreditor Agreement, the Liquidity Facilities and (with respect to Owner Participant only) the Fee Letter (as defined in the Intercreditor Agreement) or the enforcement of any of the terms of any of the Operative Agreements, any Permitted Sublease, the Refinancing Agreement, the Refunding Agreements, the Note Purchase Agreement, the Pass Through Trust Agreements, the Intercreditor Agreement, the Liquidity Facilities and (with respect to Owner Participant only) the Fee Letter (as defined in the Intercreditor Agreement).

                (b) Section 10.1.1(c) of the Participation
      Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 10.1.1(c) in lieu thereof:

                     The offer, sale, resale, purchase, delivery
                or holding of any Loan Certificate or Equipment Note (whether issued pursuant to the Original Indenture or the Trust Indenture and whether issued on the Delivery Date or in connection with the Refinancing Transaction or otherwise) or Pass Through Certificate or any interest in or represented by any Loan Certificate or Equipment Note (whether issued pursuant to the Original

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                Indenture or the Trust Indenture and whether
                issued on the Delivery Date or in connection with the Refinancing Transaction or otherwise) or Pass Through Certificate or any refunding of any Loan Certificate or Equipment Note pursuant to Section 13, whether before, on or after the Delivery Date;

                (c) Section 10.1.1(d) of the Participation
      Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 10.1.1(d) in lieu thereof:

                     The offer or sale of any interest in the
                Aircraft, the Equipment Notes (whether issued on the Delivery Date or in connection with the Refinancing Transaction or otherwise), the Pass Through Certificates, the Trust Estate or the Trust Agreement or any similar interest or in any way resulting from or arising out of the Trust Agreement and the Trust Estate and the Trust Indenture Estate (including for claims resulting from or arising under the Securities Act or other applicable federal, state or foreign securities Laws or at common law) in each case (other than the Equipment Notes issued in connection with the Refinancing Transaction and the Pass Through Certificates) on or prior to the Delivery Date and, in the case of the Equipment Notes issued in connection with the Refinancing Transaction, and the Pass Through Certificates, on or prior to the date on which the Refinancing Transaction is consummated or on or prior to the date on which registered Pass Through Certificates are issued, as contemplated by the Registration Rights Agreement, in exchange for the initial Pass Through Certificates;

                (d) Section 10.1.1(e) of the Participation
      Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 10.1.1(e) in lieu thereof:

                     Any breach of or failure to perform or
                observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Lessee under any Lessee Operative Agreement, the Refinancing Agreement, any Refunding Agreement, the Note Purchase Agreement or any Pass Through Trust Agreement or the falsity of any representation or warranty of Lessee in any such agreement other than in the Tax Indemnity Agreement or the occurrence of any Lease Default or Lease Event of Default;


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                (e) Section 10.1.1(f) of the Participation
      Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 10.1.1(f) in lieu thereof:

                     Any "prohibited transaction," within the
                meaning of Section 406 of ERISA or Section
                4975(c)(1) of the Code, in any way relating to, resulting from, or arising out of or in connection with, directly or indirectly, the Refinancing Transaction, the offer, sale, resale, purchase, delivery or holding of any Loan Certificate or Equipment Note (whether issued pursuant to the Original Indenture or the Trust Indenture and whether issued on the Delivery Date or in connection with the Refinancing Transaction or otherwise) or Pass Through Certificate or any interest therein or represented thereby or any refunding thereof pursuant to Section 13, or any other transaction contemplated under any Operative Agreement, the Refinancing Agreement, any Refunding Agreement, the Note Purchase Agreement, any Pass Through Trust Agreement, the Intercreditor Agreement, the Liquidity Facilities or the Fee Letter (as defined in the Intercreditor Agreement) whether such prohibited transaction occurs before, on or after the Delivery Date.

                (f) Section 10.1.2(g) of the Participation
      Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 10.1.2(g) in lieu thereof:

                     Any Expense to the extent attributable to
                the incorrectness or breach of any representation or warranty of such Indemnitee or related Indemnitee contained in or made pursuant to any Operative Agreement, the Refinancing Agreement, any Refunding Agreement, the Note Purchase Agreement, any Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility.

                (g) Section 10.1.2(h) of the Participation
      Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 10.1.2(h) in lieu thereof:

                     Any Expense to the extent attributable to
                the failure by such Indemnitee or any related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreement, the Refinancing Agreement (except with respect to the Owner Participant), any Refunding Agreement (except with respect to the Owner Participant),

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                the Note Purchase Agreement, any Pass Through
                Trust Agreement, the Intercreditor Agreement, any
                Liquidity Facility or the Fee Letter (as defined in the Intercreditor Agreement).

                (h) Section 10.1.2(j) of the Participation
      Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 10.1.2(j) in lieu thereof:

                     (i) With respect to any Indemnitee (other
                than Loan Trustee), any Expense to the extent attributable to the failure of (X) the Loan Trustee to distribute funds received and distributable by it in accordance with the Trust Indenture or (Y) the Owner Trustee to distribute funds received and distributable by it in accordance with the Trust Agreement, (ii) with respect to any Indemnitee (other than the Subordination Agent), any Expense to the extent attributable to the failure of the Subordination Agent to distribute funds received and distributable by it in accordance with the Intercreditor Agreement, (iii) with respect to any Indemnitee (other than the Pass Through Trustees), any Expense to the extent attributable to the failure of a Pass Through Trustee to distribute funds received and distributable by it in accordance with the Pass Through Trust Agreements, (iv) with respect to Loan Trustee, any Expense to the extent attributable to the negligence or willful misconduct of Loan Trustee in the distribution of funds received and distributable by it in accordance with the Trust Indenture, (v) with respect to the Subordination Agent, any Expense to the extent attributable to the negligence or willful misconduct of the Subordination Agent in the distribution of funds received and distributable by it in accordance with the Intercreditor Agreement, and (vi) with respect to the Pass Through Trustees, any Expense to the extent attributable to the negligence or willful misconduct of a Pass Through Trustee in the distribution of funds received and distributable by it in accordance with the Pass Through Trust Agreements.

                (i) Section 10.1.2(q) of the Participation
      Agreement is hereby amended by deleting such Section in its entirety and by substituting the following new Section
      10.1.2(q) in lieu thereof:

                If such Indemnitee shall be a Loan Participant or a Note Holder, or any related Indemnitee of either, for any Expense incurred by or asserted against such

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           Indemnitee as a result of any "prohibited
           transaction", within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, including a prohibited transaction described in Section 10.1.1(f); provided, that this clause (q) shall not negate Lessee's obligation under Section 10.1.1, or any other provision of any Lessee Operative Agreement, to indemnify an Indemnitee, other than a Loan Participant or a Note Holder, or any related Indemnitee of either, for any Expense incurred by or asserted against such Indemnitee as a result of a "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, in any way relating to, resulting from, or arising out of or in connection with, directly or indirectly, the Refinancing Transaction, the offer, sale, resale, purchase, delivery or holding of any Pass Through Certificate, any Loan Certificate or Equipment Note (whether issued pursuant to the Original Indenture or the Trust Indenture and whether issued on the Delivery Date or in connection with the Refinancing Transaction or otherwise) or any interest therein or represented thereby or any refunding thereof pursuant to Section 13, or any other transaction contemplated under any Operative Agreement, the Refinancing Agreement, any Refunding Agreement, the Note Purchase Agreement, any Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility or the Fee Letter (as defined in the Intercreditor Agreement), whether such prohibited transaction occurs before, on or after the Delivery Date; provided further, that if The Boeing Company or any related Indemnitee thereof is the Indemnitee, this clause (q) shall not apply (or negate Lessee's obligation under Section 10.1.1, or any other provision of any Lessee Operative Agreement to indemnify such Indemnitee) with respect to any Expense of any kind or nature whatsoever in any way relating to, resulting from or arising out of or in connection with, directly or indirectly, any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, in any way relating to, resulting from, or arising out of or in connection with, directly or indirectly, the Refinancing Transaction, the offer, sale, resale, purchase, delivery or holding of any Pass Through Certificate, any Equipment Note issued in connection with the Refinancing Transaction or any interest therein or represented thereby or any refunding thereof pursuant to Section 13, or any other transaction contemplated under the Refinancing Agreement, any Refunding Agreement, the Note Purchase Agreement, any Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility or the Fee Letter (as defined in the Intercreditor Agreement).

                (j)  Section 10.1.5(h) of the Participation

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      Agreement is hereby amended by deleting the words
      "Indemnified Party" from the second line of such Section and substituting the word "Indemnitee" in lieu thereof.

                (k) Section 10.3.2(b) of the Participation
      Agreement is hereby amended by deleting clause (B) thereof in its entirety and by replacing such clause with the following new clause (B):

           (B) any withholding Taxes (other than withholding taxes, imposed by any state or local Taxing Authority within the United States, on, based on or measured by gross or net income)

                (l) Section 10.3 of the Participation Agreement is hereby amended by adding the following new Section
      10.3.11 immediately after Section 10.3.10:

                10.3.11   Withholding Tax on Payments to Pass
           Through Certificate Holders or Liquidity Provider

                Notwithstanding anything to the contrary contained herein, (a) if Owner Participant is required to pay or reimburse any Person for any Non-Excluded Taxes (as defined in the Liquidity Facilities) imposed by withholding or otherwise on any payment required to be made to the Liquidity Provider under any Liquidity Facility, any agreement contemplated by the Refinancing Transaction or any Operative Agreement by the Subordination Agent, Owner Trustee, Owner Participant or Lessee or (b) if at any time while the holder of an Equipment Note is a Pass Through Trustee, Owner Participant is required to pay or reimburse any Person for any U.S. withholding Taxes with respect to an Equipment Note or Pass Through Certificate and fails to withhold or cause to be withheld such Taxes (other than to the extent caused by the willful misconduct of the Owner Participant), Lessee shall pay to the Owner Participant an amount sufficient to cover any liability for such Non-Excluded Taxes and withholding Taxes. The provisions of Section 10.3.3 through 10.3.5 and Section 10.3.9 shall apply mutatis mutandis, except that Owner Participant shall be subject to the rule contained in the proviso to
           Section 10.3.3(a) and the last proviso to Section
           13.3.3(f).

           7.   Amendment to Provisions Regarding Assignment or
Transfer of Interests by Loan Participant and Note Holders.

           Section 12.1.3 of the Participation Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 12.1.3 in lieu thereof:

                Subject to Section 8.5.3 hereof (which is subject to Section 21 hereof) and Section 2.07 of the Trust

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           Indenture, Loan Participant and any other Note Holder
           may, at any time and from time to time, Transfer or grant participations in all or any portion of the Equipment Notes and/or all or any portion of its beneficial interest in its Equipment Note and the Trust Indenture Estate to any person (it being understood that the sale or issuance of Pass Through Certificates by a Pass Through Trustee shall not be considered a Transfer or participation); provided, that any participant in any such participations shall not have any direct rights under the Operative Agreements or any Lien on all or any part of the Aircraft or Trust Indenture Estate and Lessee shall not have any increased liability or obligations as a result of any such participation. Subject to Section 21, in the case of any such Transfer, the Transferee, by acceptance of Equipment Notes in connection with such Transfer, shall make each of the representations applicable to it contained in Sections 7.4 and 8.5.3(b)(i) and each of the covenants set forth in
           Section 8.5.

           8. Deletion of Provisions Applicable Only if Boeing is Holder of Loan Certificate.

                Section 13.9 of the Participation Agreement is hereby amended by deleting it in its entirety.


           9.   Amendments Regarding Owner Participant's Right to
Restructure.

                Section 15.2.2 of the Participation Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 15.2.2 in lieu thereof:

                     Notwithstanding Section 15.1, any such
                Special Structure shall not, and prior to the exercise of its rights thereunder, the Owner Participant shall deliver an officer's certificate to the Loan Trustee and, after the Refinancing Transaction is consummated, to the Pass Through Trustee that provides that any such Special Structure shall not, (a) change the terms and conditions of Loan Participant's or any Note Holder's rights and obligations under the Operative Agreements or rights and obligations of holders of Pass Through Certificates issued in connection with the Refinancing Transaction, from those which Loan Participant, Note Holders and such Pass Through Certificate holders would otherwise possess or be subject to in the absence of such Special Structure (including, without limi-tation, the amount and timing of any payment of principal, interest and Make-Whole Amount under the Equipment Notes, the relative rights of the Note Holders with respect to such payments and such holder of Pass Through Certificates and the priority of Loan Trustee's Lien on the Trust Indenture Estate under the Trust Indenture) or
                (b) expose Loan Participant, any such Note Holder or any such holder of Pass Through Certificates to any additional risks beyond those to which Loan Participant, such Note Holder or such holder of Pass Through Certificates would be exposed in the absence of such Special Structure. In addition, in no event shall any Special Structure be permitted unless a written confirmation from the Rating Agencies is obtained prior to the implementation of such Special Structure to the effect that such Special Structure will not adversely affect the ratings of the Pass Through Certificates.

           10.  Amendment to Third-Party Beneficiary Provision.

           Section 19.9 is hereby amended by deleting it in its entirety and substituting the following new Section 19.9 in lieu thereof:

                This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Liquidity Provider, the Subordination Agent and the Pass Through Trustees, which are intended third-party beneficiaries with respect to the provisions of
           Section 10.1) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Liquidity Provider, the Subordination Agent and the Pass Through Trustees, with respect to the provisions of Section 10.1) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.


           11.  Amendment to ERISA provisions.

                (a) Section 20.1 of the Participation Agreement
      (ERISA -- Generally) is hereby amended by deleting it in its entirety and by substituting the following new Section
      20.1 in lieu thereof:

                     Without prejudice to the representations,
                warranties or covenants regarding the Law relating to any Plan, including Sections 7.2.9, 7.3.3, 7.6.3 and 8.5.3(b)(i), but subject to
                Section 21, each of Lessee, Owner Participant, each Note Holder, First Security, Owner Trustee, the Pass Through Trustee, the Subordination Agent, WTC and Loan Trustee agrees that it will, immediately upon obtaining Actual Knowledge (with respect to Lessee, Owner Participant, First Security, Owner Trustee, WTC and Loan Trustee) or actual knowledge of a Vice President or more senior officer, or any other officer having responsibility for the Transactions (with respect to any Note Holder (or any beneficial owner of a Equipment Note) that, with respect to a Note Holder, its source of funding with respect to the Equipment Notes it then holds or, with respect to Lessee, Owner Participant, First Security, Owner Trustee, the Pass Through Trustee, the Subordination Agent, WTC or Loan Trustee, its continued participation in the Transaction has resulted in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, promptly notify in writing all other parties hereto. In addition, if any such party obtains any such Knowledge or knowledge with respect to another party, such party shall promptly notify in writing all such other parties hereto.

                (b) Section 20.3 of the Participation Agreement
      (ERISA -- Note Holders) is hereby amended by deleting it in its entirety and by substituting the following new Section
      20.3 in lieu thereof:

                     Subject to Section 21, upon any Note Holder
                (including Loan Participant, whether or not it has elected or elects to have its Equipment Note(s) registered in the name of a nominee, the Pass Through Trustee and the Subordination Agent) giving any notice in accordance with the first sentence of Section 20.1, such Note Holder shall comply with Section 8.5.3(c).

                (c) Section 20.7 of the Participation Agreement
      (ERISA -- Pass Through Trustee) is hereby amended by deleting it in its entirety and by substituting the following new Section 20.7 in lieu thereof:

                     Subject to Section 21, upon WTC giving any
                notice in accordance with the first sentence of
                Section 20.1, the Pass Through Trustee shall resign; provided, however, that if it is the Pass Through Trustee's source of funding with respect to a Equipment Note, rather than the Pass Through Trustee's continued participation in the Transaction, that has caused the prohibited transaction, then the Pass Through Trustee shall not resign, but shall comply with Section 8.5.3(c).

                (d) Section 20.8 of the Participation Agreement
      (ERISA -- Certain Agreements) is hereby amended by deleting it in its entirety and by substituting the following new

      Section 20.8 in lieu thereof:

                     Subject to Section 21, Owner Participant
                shall not be entitled to give the notice described in Section 8.5.3(c)(ii) unless, as a result of the occurrence of a prohibited transaction as described in Section 8.5.3(c), Owner Participant would be exposed to any material risk of liability, cost or other Expense (after taking into account the indemnity of Lessee under Section 10.1.1(f) and the creditworthiness of Lessee at such time). If the procedures specified in Section 8.5.3(c)(ii) are invoked, Owner Participant shall, upon request of Lessee, use reasonable efforts to confirm to Lessee whether or not it believes a transfer to a proposed transferee would correct such prohibited transaction and whether or not such transfer, immediately upon its consummation, would result in another prohibited transaction. A copy of any notice given by either Lessee or Owner Participant under Section 8.5.3(c)(ii) shall, within one Business Day, be delivered by such party to the other. If, after Owner Participant provides a Note Holder that is the Pass Through Trustee with notice that it is invoking the procedures specified in Section 8.5.3(c)(ii), the Note Holder is able to establish to the reasonable satisfaction of Owner Participant that the transfer of the Note Holder's Equipment Note would not correct the prohibited transaction, then Owner Participant shall rescind its notice to the Note Holder. Such rescission shall not preclude delivery of another such notice by Owner Participant (or Lessee) pursuant to Section 8.5.3(c)(ii).

           12.  Addition of New Provision Regarding Refinancing
Transaction.

           The Participation Agreement is hereby amended by adding the following new Section 21:

           SECTION 21.         REFINANCING TRANSACTION

                In connection with the Refinancing Transaction, notwithstanding anything to the contrary contained herein, it is expressly agreed and understood that the provisions of Sections 7.4.2 (to the extent such Section refers to Section 8.5.3(a)(ii), (b) and (c)), 8.5.3(a)(ii), (b) and (c), 12.1.3, 13.7 and 20 of the
           Participation Agreement shall not apply to (i) the issuance of Equipment Notes by the Owner Trustee to the Pass Through Trustees (as beneficial owners) and the Subordination Agent (as record owner) in connection with the Refinancing Transaction, (ii) the acquisition and holding of Equipment Notes by the Pass Through Trustees (as beneficial owners) and the Subordination Agent (as record owner) in connection with the Refinancing Transaction, (iii) the issuance by each Pass Through Trust of the Pass Through Certificates,
           (iv) the acquisition, holding or transfer of Pass Through Certificate(s) by a holder thereof or a prospective transferee thereof or (v) any sale, assignment, conveyance, exchange or other transfer of any Equipment Note or any interest in, or represented by, any Equipment Note from the Pass Through Trustee to a subsequent Pass Through Trustee. The parties further agree that so long as any Pass Through Certificate shall remain outstanding, the provisions of 7.1.18, 7.2.13 and 8.5.4 shall be of no force or effect.

                The parties agree that the Refinancing
           Transaction shall not constitute a refunding transaction under Section 13.1 of the Participation
           Agreement.

                In addition, the disclosure of certain
           confidential documents specified in Section 18 of the Participation Agreement shall be permitted to the extent necessary or advisable to consummate the Refinancing Transaction.

           13.  Amendment to Schedules.

                (a) Schedule 4 to the Participation Agreement is hereby amended by deleting the definition of "Debt
           Rate" therefrom and substituting the following new definition therefor:

                     7.75% with respect to the Equipment Notes designated as "Series A"; 8.56% with respect to the Equipment Notes designated as "Series B"; 10.22% with respect to the Equipment Notes designated as "Series C"; and 11.50% with respect to the Equipment Notes designated as "Series D".

                (b) Schedule 5 to the Participation Agreement is hereby deleted in its entirety.


           C. ENTIRE AGREEMENT. This Amendment is intended to be a complete and exclusive statement of the terms of the agreement of the parties hereto and supersedes any prior or contemporaneous agreements, whether oral or in writing with respect to the subject matter hereof.

           D. STATUS OF PARTICIPATION AGREEMENT. This Amendment shall be construed in connection with, and as a part of, the Participation Agreement. The terms, conditions, covenants, representations, agreements, rights, remedies, powers and privileges set forth in the Participation Agreement, as modified hereby, are hereby confirmed in all respects by the parties hereto and shall continue in full force and effect.

           E. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, this Amendment has been executed on behalf of each of the parties as of the date first written above.

                               CONTINENTAL AIRLINES, INC.,
                                    Lessee


                               By:_____________________________
                                    Name:  Gerald Laderman
                                    Title:  Vice President



                               GAUCHO-2 INC.
                                    Owner Participant


                               By:_____________________________
                                    Name:
                                    Title:



                               FIRST SECURITY BANK OF UTAH,
                               NATIONAL ASSOCIATION,
                                    not in its individual
                                    capacity, except as expressly
                                    provided herein, but solely as
                                    Owner Trustee, Owner Trustee


                               By:_____________________________
                                    Name:
                                    Title:

                               WILMINGTON TRUST COMPANY, not in
                                    its individual capacity,
                                    except as expressly provided
                                    herein, but solely as Loan
                                    Trustee, Loan Trustee


                               By:_____________________________
                                    Name:
                                    Title:



                               WILMINGTON TRUST COMPANY, not in
                                    its individual capacity, but
                                    solely as Subordination Agent
                                    under the Intercreditor
                                    Agreement, Loan Participant


                               By:_____________________________
                                    Name:
                                    Title: